UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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CTIVP® - WESTFIELD SELECT LARGE CAP GROWTH FUND

(formerly known as CTIVP® - Morgan Stanley Advantage Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 22, 2024

As a shareholder of the CTIVP® - Westfield Select Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of a former subadviser, Morgan Stanley Investment Management Inc. (“MSIM”), and the hiring of a new subadviser, Westfield Capital Management Company, L.P. (“Westfield”). This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 14, 2024, the Board approved, among other things: (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and MSIM with respect to the Fund; (ii) an amendment to the subadvisory agreement (the “Subadvisory Agreement Amendment”) between the Investment Manager and Westfield with respect to the Fund; and (iii) modifications to the Fund’s name and principal investment strategies to reflect Westfield’s investment process.

The Subadvisory Agreement Amendment went into effect on May 1, 2024.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least August 20, 2024. To view

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and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by May 22, 2025. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

SUP7035-0003_(05/24)

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CTIVP® - WESTFIELD SELECT LARGE CAP GROWTH FUND

(formerly known as CTIVP® - Morgan Stanley Advantage Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about May 22, 2024. This Information Statement is being made available to shareholders of CTIVP® - Westfield Select Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 22, 2023.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

WESTFIELD CAPITAL MANAGEMENT COMPANY, L.P. AND THE SUBADVISORY AGREEMENT AMENDMENT

At meetings of the Board and its committees on March 12-14, 2024 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) the termination of the subadvisory agreement between the Investment Manager and Morgan Stanley Investment Management Inc. (“MSIM”) with respect to the Fund; (ii) an amendment to the existing subadvisory agreement

(the “Subadvisory Agreement Amendment”) between the Investment Manager and Westfield Capital Management Company, L.P. (“Westfield”) with respect to the Fund; and (iii) modifications to the Fund’s name and principal investment strategies to reflect Westfield’s investment process. The Subadvisory Agreement Amendment went into effect on May 1, 2024.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Westfield

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

CTIVP® - Westfield Select Large Cap Growth Fund
Net Assets	Annual rate at each asset level
First $500 million	0.710%
Next $500 million	0.705%
Next $500 million	0.650%
Next $500 million	0.600%
Next $1 billion	0.550%
Next $9 billion	0.540%
Over $12 billion	0.530%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above. The Investment Manager, in turn, pays Westfield a fee out of its own assets, calculated at the following rates:

•	0.250% on assets up to $250 million, gradually reducing to 0.180% as assets increase

The following table represents the actual fees paid to the Investment Manager and to the subadviser, along with an estimate of the fees that would have been paid to the subadviser had the Subadvisory Agreement Amendment been in place.

Type of Fee(1)	Fee in Dollars	Fee as a Percentage of Average Daily Net Assets
Fees Paid to Investment Manager(2)	$8,785,274	0.690%
Aggregate Subadvisory Fee Paid by the Investment Manager to MSIM	$2,805,382	0.223%
Estimated Aggregate Subadvisory Fee that Would Have Been Paid to Westfield if the Subadvisory Agreement Amendment Had Been in Effect	$2,474,916	0.201%
Difference in the Aggregate Subadvisory Fee and the Estimated Aggregate Subadvisory Fee	$330,466	0.022%

(1)	All fees are for the fiscal year ended 12/31/2023.
(2)	The Investment Manager uses these fees to pay the subadvisers.

INFORMATION ABOUT WESTFIELD

Westfield is located at One Financial Center, Boston, MA 02111. Westfield is a privately-held limited partnership organized in Delaware and is 100% employee owned. Westfield, subject to the supervision of the Investment Manager, provides day-to-day portfolio management to the Fund, as well as investment research and statistical information under a subadvisory agreement with the Investment Manager. Westfield was founded in, and has been a registered investment adviser since, 1989 and provides separate account investment management services for institutions and high net worth individuals. Westfield has more than 29 years of subadvisory experience.

As of March 31, 2024, Westfield had approximately $19.5 billion in assets under management.

The following table provides information on the principal executive officers and directors of Westfield:

Name	Title/Responsibilities	Address
William A. Muggia	Chief Executive Officer and Chief Investment Officer	One Financial Center, Boston, MA 02111

Kathryn A. Kearney	Partner, Chief Financial Officer and Chief Compliance Officer	One Financial Center, Boston, MA 02111

John M. Montgomery	Chief Operating Officer	One Financial Center, Boston, MA 02111

Richard D. Lee	Chief Investment Officer	One Financial Center, Boston, MA 02111

Westfield does not manage other funds with similar investment objectives.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT AMENDMENT

At its March 2024 Meeting, the Board, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the proposed amendment to the existing subadvisory agreement between the Investment Manager and Westfield (the “Subadvisory Agreement Amendment”) with respect to the Fund.

The Independent Trustees considered that Westfield already serves as subadviser to CTIVP® – Westfield Mid Cap Growth Fund and, in this regard, that the Subadvisory Agreement Amendment would add the Fund to the existing subadvisory agreement and provide for fees payable by the Investment Manager to Westfield for its service to the Fund, but that no other changes to the existing subadvisory agreement were proposed.

At their March meeting, the Independent Trustees noted the discussion relating to the renewal and approval of the advisory and subadvisory agreements for CTIVP® – Westfield Mid Cap Growth Fund at the June 22, 2023 meeting (June Meeting) and, in that connection, the discussion by independent legal counsel of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act and the factors that should be considered in determining whether to approve or renew an investment management agreement. Independent legal counsel indicated that the Independent Trustees should apply these factors in considering the Subadvisory Agreement

Amendment.

Independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. Independent legal counsel referred to the various written materials and oral presentations received by the Board and its Investment Review Committee in connection with the Board’s evaluation of Westfield’s proposed services, as well as all of the information previously considered at their June 2023 meeting regarding the proposed 15(c) renewal of the existing advisory and subadvisory agreements.

The Trustees held discussions with the Investment Manager and Westfield and reviewed and considered various written materials and oral presentations in connection with the evaluation of Westfield’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement Amendment and Westfield’s investment strategy/style and performance. In considering the Subadvisory Agreement Amendment, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement Amendment;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement Amendment;

•	Descriptions of various services proposed to be performed by Westfield under the Subadvisory Agreement, as amended, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of Westfield, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the capabilities of Westfield’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Westfield as a subadviser for the Fund, as well as the history, reputation, expertise, resources and relative capabilities, and the qualifications of the personnel of Westfield. The Board considered the diligence and selection process undertaken by the Investment Manager to select Westfield, including the Investment Manager’s rationale for recommending Westfield, and the process for monitoring Westfield’s ongoing performance of services for the Fund.

The Board observed that the compliance program of Westfield, as an existing subadviser, is subject to ongoing review by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding Westfield’s ability to carry out its responsibilities under the proposed Subadvisory Agreement Amendment. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of Westfield. The Board also noted the presentation by Westfield to the Board’s Investment Review Committee.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement Amendment. In this regard, the Board noted that the nature, extent and quality of services provided by Westfield was not proposed to change as a result of the addition of the Fund. The Board noted the Investment Manager’s representation that Westfield has experience subadvising registered mutual funds, including another Columbia Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement Amendment.

Investment Performance of Westfield

The Board observed Westfield’s relevant performance results versus the Fund’s benchmark and versus peers over various periods, noting outperformance versus peers and industry benchmarks over certain of the 1-year, 3-year, and 5-year periods ended December 31, 2023.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of Westfield, in light of other considerations, supported the approval of the Subadvisory Agreement Amendment.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement Amendment, noting that the proposed subadvisory fees payable to Westfield would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Westfield were within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which were not proposed to change, remained within the range of other peers and that the Fund’s expense ratio also remained within the range of other peers.

Additionally, the Board considered the expected increase in the total profitability of the Investment Manager and its affiliates in connection with the hiring of Westfield. Because the Subadvisory Agreement Amendment was negotiated at arms-length by the Investment Manager, which is responsible for payments to the subadviser thereunder, the Board did not consider the profitability to Westfield from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement Amendment.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected slight increase in profitability to the Investment Manager as a result of the proposed Subadvisory Agreement Amendment. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement Amendment would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints. The Board also noted, for the Subadvisory Agreement Amendment, that the breakpoints for Westfield’s fees did not occur at the same levels as the breakpoints for the Investment Manager’s fees and the potential challenges of seeking to tailor the management agreement breakpoints to those of a subadvisory agreement in this context.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement Amendment. In reaching its conclusions, no single factor was determinative.

On March 14, 2024, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement Amendment appeared fair and reasonable in light of the services proposed to be provided and approved the Subadvisory Agreement Amendment.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2024, the Investment Manager, through its affiliated fund-of-funds, and its affiliates, including RiverSource Life Insurance Company (located at 222 Ameriprise Financial Center, Minneapolis, MN 55474) owned 98.47% of the outstanding shares of the Fund.

As of April 30, 2024, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

SUP7035-0002_(05/24)